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                                                                    Exhibit 10.2

                     MICROSOFT MASTER SOURCE CODE AGREEMENT

This Master Source Code Agreement is an agreement between Microsoft Corporation ("Microsoft") and Citrix Systems, Inc. ("You"). It becomes effective on May 15, 2002 ("Master Source Code Agreement Effective Date").

                                  INTRODUCTION

THIS MASTER SOURCE CODE AGREEMENT DESCRIBES A FRAMEWORK FOR LICENSING SOURCE CODE FROM MICROSOFT, INCLUDING INFORMATION YOU OBTAIN FROM OR ABOUT THE SOURCE CODE. THESE THINGS ARE COLLECTIVELY CALLED "SOURCE CODE." THIS MASTER SOURCE CODE AGREEMENT DESCRIBES TERMS THAT ALWAYS APPLY. IT ALSO COMES WITH A LICENSE FORM WHICH DESCRIBES WHAT SOURCE CODE YOU GET, WHAT YOU CAN DO WITH IT AND HOW LONG YOU CAN USE IT. THE MASTER SOURCE CODE AGREEMENT AND ANY LICENSE FORMS TOGETHER BECOME THE MASTER AGREEMENT ("MASTER AGREEMENT"). YOU DO NOT HAVE A LICENSE TO ANY SOURCE CODE UNTIL YOU AND MICROSOFT SIGN BOTH THIS MASTER SOURCE CODE AGREEMENT AND A LICENSE FORM. OVER TIME, YOU AND MICROSOFT MAY SIGN ADDITIONAL LICENSE FORMS FOR ADDITIONAL SOURCE CODE OR ADDITIONAL RIGHTS TO USE SOURCE CODE.

1.   PROTECTING CONFIDENTIAL INFORMATION

1.1 The Source Code is confidential information and a trade secret of Microsoft. When You get Source Code, You agree to:

         o never disclose it to anyone else (unless a court or the government orders You to)

         o keep it secret as You would Your most sensitive confidential information

         o  provide access to Your employees only on a need to know basis

         o  use it only as described in the Master Agreement

         o have agreements in place with Your employees that protect its secrecy

1.2 If a court or the government orders You to disclose Source Code, You must give Microsoft prompt notice of the order so that Microsoft can seek an appropriate protective order (or equivalent).

1.3 Microsoft does not consider all information about the Source Code to be confidential or a trade secret. If You legally received information from someone other than Microsoft, and that person was entitled to share the information with You and did not obligate You to keep it secret, You do not need to keep that information secret. The same holds true for information Microsoft disclosed to You or someone else without obligation to keep it secret or information that You develop independently.

2. LICENSE GRANTS. This Section describes license grants You may obtain for Source Code. The License Form, once signed by You and Microsoft, specifies which license grant applies to Source Code specified in the License Form.

2.1 Reference Grant. A "Reference Grant" permits You to use Source Code as a reference, in "read only" form, for the purpose specified in the License Form. You may use the Source Code in printed or digital form or view it within a debugger.



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2.2  Debugging Grant. A "Debugging Grant" includes all of the rights of a
     Reference Grant and also permits You to make temporary modifications to the Source Code to assist in debugging Your products for the purpose specified in the License Form. If You need to modify, assemble, compile or link the Source Code and execute the resulting derivative binary code on a temporary basis to debug Your products, You may do so for that limited purpose.

2.3 Derivatives Grant. A "Derivatives Grant" includes all of the rights of Reference and Debugging Grants and also permits You to create derivative works of the Source Code for the purpose specified in the License Form.

2.4 Condition to License Grants. As a condition of each license grant, You will not take any action that would (a) create, or purport to create, obligations for Microsoft with respect to the Source Code or derivative work thereof; or (b) grant, or purport to grant, to any third party any rights or immunities under Microsoft's intellectual property or proprietary rights in the Source Code or derivative work thereof. For example, You shall not incorporate into or combine with the Source Code, or use in the development of a derivative work of the Source Code, any software subject to the General Public License ("GPL") or Lesser General Public License ("LGPL").

2.5 Assignment of Rights. Assignment of rights for any derivative works to the Source Code that You make will be addressed in each applicable License Form. Any such assignment shall survive termination of this Agreement.

2.6 No Other Licenses. You acknowledge that use of unpublished interfaces within the Source Code is unsupported and may create additional support burdens for You and Microsoft and may adversely affect the user experience with Microsoft's products and products created for a Microsoft platform. Accordingly, You have no right to use the Source Code under the Master Agreement for the purpose of discovering and/or using interfaces (e.g. functions, protocols, on-disk or in-memory storage structures) other than those published by Microsoft and made publicly available (e.g., via Software Development Kits, Driver Development Kits, Microsoft Developer Network). All rights not expressly granted are reserved by Microsoft.

2.7 Comments and Suggestions. Microsoft welcomes Your comments and suggestions on the Source Code. If You give Microsoft comments and suggestions regarding bug fixes, enhancements or other modifications to the Source Code, Microsoft may, in connection with Microsoft products and services use, disclose or otherwise commercialize in any manner, Your comments and suggestions in any way it wants, entirely without any obligation or restriction based on intellectual property rights or otherwise.



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3. NO WARRANTY. MICROSOFT PROVIDES SOURCE CODE TO YOU WITHOUT ANY EXPRESS,
IMPLIED OR STATUTORY WARRANTY, NOT EVEN THE IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THE WARRANTY OF TITLE OR
NON-INFRINGEMENT.

4. LIMITATION OF LIABILITY. YOU AGREE THAT MICROSOFT WILL NOT BE LIABLE UNDER THIS MASTER AGREEMENT FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES.

5. TERM & TERMINATION

5.1 Term. This Master Source Code Agreement is in effect for 3 years from the Effective Date. The term of a license grant for Source Code is specified in a License Form. The term of a License Form may be shorter than this Master Source Code Agreement but can never be longer. In addition, this Master Source Code Agreement and any License Form may end earlier as described below.

5.2 Ending. Microsoft may end this Master Source Code Agreement or any License Form in its sole discretion. If Microsoft ends this Master Source Code Agreement, all License Forms end too. If Microsoft only ends a particular License Form, this Master Source Code Agreement and other License Forms, if any, are not affected. If Microsoft terminates a License Form without cause, Microsoft will refund a pro rata portion of the license fee paid by You for that license, if any, after You have complied with the terms of the Master Agreement. The refund will be based on the number of days left in the term of the license from the date of termination.

5.3 Surviving Terms. Even if this Master Agreement ends, the following terms remain in effect: Sections 1, 2.5, 2.6, 2.7, 4, 5, 7 and 8. In addition, in the event You grant Microsoft any licenses under any License Form, such licenses shall survive even if this Master Agreement ends.

5.4 Returning Items. When Your license to any Source Code ends, You must immediately return to Microsoft or destroy all copies of that Source Code. If we ask, You agree that an executive of Your company will provide Microsoft with a letter stating that all copies of the Source Code have been returned or destroyed.

6. NOTICES

6.1 If You or Microsoft need to send a notice under the Master Agreement, the notice will be considered given when delivered to a commercial courier service or deposited in the United States of America mails, postage prepaid, certified or registered, return receipt requested. All notices must be addressed as follows:



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
       To You:                                                 To Microsoft:

                        Citrix Systems, Inc.                   Microsoft Corporation
                        6400 NW 6th Way                        One Microsoft Way
                        Ft. Lauderdale, FL 33309 USA           Redmond, WA  98052-6399 USA
       Attention:       President                              Attention:     Platforms Business Management
       Phone:           954-267-3000                           Phone:         +001 (425) 882-8080
       Fax:             954-267-9319                           Fax:           +001 (425) 706-7329
       Email:           Mark.templeton@citrix.com              Email:         wslteam@microsoft.com
                                                               Copy to:       Law & Corporate Affairs
                                                               Fax:           +001 (425) 706-7409


6.2 Either You or Microsoft may change these addresses by giving notice of the change.

7. GOVERNING LAW/VENUE/ATTORNEY FEES. The Master Agreement shall be governed by the laws of the State of Washington, excluding its conflicts of laws, of the United States of America. You agree that all claims You bring relating to the Master Agreement shall be brought exclusively in the federal courts in King County, Washington, unless no federal subject matter jurisdiction exists, in which case You consent to exclusive jurisdiction and venue in the Superior Court of King County, Washington. You agree that the United Nations Convention on Contracts for the International Sales of Goods will not apply. If either You or Microsoft use attorneys to enforce rights relating to the Master Agreement, the prevailing party shall be entitled to recover its reasonable attorney fees, costs and other expenses.

8. SUBSIDIARY USE OF SOURCE CODE.

8.1 The subsidiaries listed in each applicable License Form ("Listed Subsidiaries") shall have the same rights and obligations as You have under the Master Agreement with respect to the subject matter of such License Form, provided that each Listed Subsidiary signs the License Form and agrees to abide by the same terms You do under this Master Source Code Agreement.

8.2 You, and each of Your Listed Subsidiaries, shall be fully liable for the full compliance of each Listed Subsidiary with all obligations under the Master Agreement as they apply to such License Form.

9. OUTCOME IF SOME SECTIONS ARE INVALID. If a part of the Master Agreement, other than Sections 1, 2.4, 2.7, 3, 4, 10 or 11, is held by a competent court to be unenforceable, the rest shall remain in effect. If Sections 1, 2.4, 2.7, 3, 4, 10 or 11 are held by a competent court to be unenforceable, the Master Agreement ends immediately.

10. YOU CANNOT ASSIGN THE MASTER AGREEMENT. If You attempt to assign the Master Agreement for any reason, the Master Agreement ends immediately. As used in the Master Agreement, the term "assign" includes: (a) any change of ownership of beneficial interest in Your company where greater than a twenty percent (20%) interest is transferred (whether in a single or a series of transactions); (b) a merger of Your company with another party, whether or not Your company is the surviving entity; (c) the acquisition of more than twenty percent (20%) of any class of Your company's voting stock (or any class of non-voting security convertible into voting stock) by another party (whether in a single




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transaction or a series of transactions); or (d) the sale of more than fifty percent (50%) of Your company's assets (whether in a single transaction or series of transactions).

11.   GOVERNMENT APPROVALS AND RESTRICTED RIGHTS.

11.1 You must, at Your expense, obtain and maintain any government approvals, consents, licenses, authorizations, declarations, filings, and registrations as may be necessary or advisable for Your performance under the Master Agreement. You must also pay (and indemnify Microsoft if it gets charged) for any sales taxes, use taxes and any other taxes imposed by any jurisdiction as a result of the entry into this Master Agreement, the performance of any of its provisions, or the transfer of any property or rights under it.

11.2 Any software provided to the U.S. Government pursuant to solicitations issued on or after December 1, 1995 is provided with the rights and restrictions described elsewhere herein. Any software provided to the U.S. Government pursuant to solicitations issued prior to December 1, 1995 is provided with "Restricted Rights" as provided for in FAR, 48 CFR 52.227-14 (JUNE 1987) or DFAR, 48 CFR 252.227-7013 (OCT 1988), as applicable. You are responsible for ensuring that any Source Code You get under this Master Agreement is marked with the "Restricted Rights Notice" or "Restricted Rights Legend," as required.

12. EXPORT RESTRICTIONS. The Source Code is of United States-origin. You must comply with all applicable international and national laws that apply to it, including the United States Export Administration Regulations, as well as end-user, end-use and country destination restrictions issued by United States and other governments. For information on exporting Microsoft products, see http://www.microsoft.com/exporting/.

13. ENTIRE AGREEMENT. The Master Agreement, including any executed License Form, is the only agreement between You and Microsoft covering the subject matter of this Master Agreement. It supersedes all other contemporaneous agreements and communications on the subject. However, if there is a conflict between this Master Source Code Agreement and a License Form, the terms of the License Form shall prevail with regard to the subject matter in the applicable License Form. The Master Agreement shall not be modified unless You and Microsoft sign an amendment after the Effective Date. Neither You nor Microsoft waives the right to claim breach of contract unless the waiver is in a signed, written document. A waiver only applies to things described in that document; it does not apply to other breaches of contract.

We agree to everything in the Master Agreement.


MICROSOFT CORPORATION                                        Citrix Systems, Inc.
                                                             -----------------------------------------------
                                                             Company


/s/ Mike Jazayeri                                            /s/ Mark B. Templeton
-------------------------------------------------            -----------------------------------------------
By                                                           By
Mike Jazayeri                                                Mark B. Templeton
-------------------------------------------------            -----------------------------------------------
Name (print)                                                 Name (print)
Program Manager                                              President & CEO
-------------------------------------------------            -----------------------------------------------
Title                                                        Title
5-15-02                                                      5-15-02
-------------------------------------------------            -----------------------------------------------
Date                                                         Date






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